                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
                                                  Commission  Only (as permitted
                                                  by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                           AMB PROPERTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)     Total fee paid:

--------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)     Filing Party:

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(4)     Date Filed:

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
[AMB LOGO]



                                                                  March 30, 2001


Dear Stockholder:

        You are cordially invited to attend the 2001 Annual Meeting of Stockholders of AMB PROPERTY CORPORATION. The Annual Meeting will be held on May 17, 2001, at 2:30 p.m., local time, at AMB Property Corporation's new headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111. Information about the Annual Meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a proxy card and return envelope.

        Our 2000 Annual Report is also enclosed. We encourage you to read our Annual Report and hope you will find it interesting and useful.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete and return your proxy card in the enclosed envelope as promptly as possible. Returning your proxy does not deprive you of your right to attend the meeting and vote your shares in person.


                                             Sincerely,

                                             /s/ HAMID R. MOGHADAM
                                             ----------------------------------
                                             HAMID R. MOGHADAM
                                             Chairman of the Board and
                                             Chief Executive Officer

                            AMB PROPERTY CORPORATION
                                  Pier 1, Bay 1
                         San Francisco, California 94111

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2001

                                ----------------



To the Stockholders of AMB Property Corporation:

TIME            2:30 p.m., local time, on Thursday, May 17, 2001

                PLACE AMB Property Corporation
                Pier 1, Bay 1
                San Francisco, California 94111


ITEMS OF        (1)     To elect nine directors to our Board of Directors to
BUSINESS                serve until the next annual meeting of ITEMS OF BUSINESS
                        stockholders and until their successors are duly elected and qualified.

                (2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE     Holders of shares of our Common Stock of record at the close of business on March 20, 2001 are entitled to notice of and to vote at the Annual Meeting.

ANNUAL REPORT   Our 2000 Annual Report, which is not a part of the proxy
                solicitation material, is enclosed.


PROXY VOTING    It is important that your shares be represented and voted at the
                Annual Meeting. You can vote your shares by one of the following methods: vote by proxy over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you) OR mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the Annual Meeting.



                                           By Order of the Board of Directors,


                                           /s/ TAMRA D. BROWNE
                                           ------------------------------------
                                           TAMRA D. BROWNE

                                           Vice President, General Counsel
                                           and Secretary

March 30, 2001
San Francisco, California

                            AMB PROPERTY CORPORATION
                                  PIER 1, BAY 1
                         SAN FRANCISCO, CALIFORNIA 94111

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2001

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                                  INTRODUCTION


GENERAL

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of AMB Property Corporation, a Maryland corporation, of proxies from the holders of our issued and outstanding shares of Common Stock to be voted at the Annual Meeting of Stockholders and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held on May 17, 2001 at our new headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111, beginning at 2:30 p.m., local time (the "Annual Meeting").

        At the Annual Meeting, the items of business that you will be asked to consider and vote upon are:

        1. The election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; and

        2. Such other business as may properly come before the Annual Meeting.

        This proxy statement and accompanying form of proxy are being sent to holders of our Common Stock at the close of business on the record date, which is March 20, 2001. This proxy statement and accompanying form of proxy are first being mailed to you on or about March 30, 2001.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMB PROPERTY CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

        Our executive offices are located at Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000. References herein to "we," "us" and "our" refer to AMB Property Corporation and its subsidiaries, unless the context otherwise requires.

VOTING AND REVOCATION OF PROXIES

        YOUR VOTE IS IMPORTANT. Because most of our stockholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most stockholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. If you vote by proxy over the Internet, please be aware that you may incur costs such as telecommunications and Internet access charges for which you will be responsible. The Internet and telephone proxy voting facilities for stockholders of record will close at noon, California time, on May 16, 2001.

        The Internet and telephone proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Annual Meeting.

        You may revoke your proxy at any time before it is exercised by writing to Tamra D. Browne, the Secretary of AMB Property Corporation, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

        AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies by telephone or over the Internet. Accordingly, proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Maryland law.

        All shares of Common Stock entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with your instructions. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY COMPLETED PROXY, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

        Stockholders at the close of business on the record date, March 20, 2001, are entitled to notice of and to vote at the Annual Meeting. As of March 20, 2001, there were 84,222,341 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

REQUIRED VOTE

        A majority of the shares of Common Stock outstanding must be represented, in person or by proxy, at the Annual Meeting to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of our Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        A plurality of the votes cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of directors and do not have an effect on the result of the vote for the election of directors.

COST OF PROXY SOLICITATION

        The cost of soliciting proxies will be paid by us. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. These people will not be specially compensated for their solicitation of proxies.

        In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our Common Stock.

ADVANCE NOTICE PROCEDURES

        Deadline for Submitting Stockholder Proposals for Inclusion in Our 2002 Proxy Statement. Rule 14a-8 of the Securities Exchange Act of 1934 provides that certain stockholder proposals must be included in the proxy statement for our annual meeting. For a stockholder proposal to be considered for inclusion in the proxy statement for our 2002 annual meeting of stockholders, it must be received by us no later than December 1, 2001.

        Deadline for Submitting Nominations for Director and Other Stockholder Proposals Outside of Rule 14a-8. Under our Bylaws, nominations for director may be made only by the Board or a committee of the Board, or by a stockholder entitled to vote who delivered notice to us not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then, for notice to be timely, the stockholder must deliver it to us not later than the close of business of the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

        Our Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in our Bylaws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting other than pursuant to the procedures in Rule 14a-8.

        A copy of the full text of our Bylaws may be obtained by writing to our Secretary at Pier 1, Bay 1, San Francisco, California 94111.


                                ----------------

               THE DATE OF THIS PROXY STATEMENT IS MARCH 30, 2001.

                        PROPOSAL 1: ELECTION OF DIRECTORS


        Our Board of Directors consists of nine directors. A majority of the Board must be independent directors. In general, an independent director is a director who is not, and has not been for a period of at least three years, an employee, officer or affiliate of AMB Property Corporation or a subsidiary or a division thereof, or a relative of an executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to director's compensation; provided, however, that if a director is an individual member of such an organization, the Board may determine, in its business judgment, that such relationship does not interfere with the director's exercise of independent judgment and deem such director to be an independent director. Six of the nine presently elected directors are independent directors. All members of the Board serve a one-year term, which expires at the following annual meeting of stockholders when their successors are duly elected and qualified.

        The shares represented by the enclosed proxy will be voted for the election of each of the nominees named below, unless you indicate in the proxy that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement or death.

        The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting: Hamid R. Moghadam, T. Robert Burke, W. Blake Baird, Daniel H. Case III, David A. Cole, Lynn M. Sedway, Jeffrey L. Skelton, Ph.D., Thomas W. Tusher and Caryl B. Welborn, Esq. Other than W. Blake Baird, each of the nominees is currently serving as a director of AMB Property Corporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS.

        Each of the nominees has consented to be named in this proxy statement and to serve as a director if elected. The principal occupation and certain other information regarding the nominees is set forth below. Information about each nominee's share ownership can be found on page 19.

NOMINEES FOR DIRECTOR


                                  DIRECTOR                   POSITION(S) CURRENTLY
NOMINEES FOR DIRECTOR               SINCE                    HELD WITH THE COMPANY
---------------------               -----                    ---------------------
Hamid R. Moghadam                   1997           Chairman of the Board and Chief Executive Officer
T. Robert Burke                     1997           Director
W. Blake Baird                       N/A           President and Nominee for Election as Director
Daniel H. Case III                  1997           Director
David A. Cole                       2000           Director
Lynn M. Sedway                      1997           Director
Jeffrey L. Skelton, Ph.D.           1997           Director
Thomas W. Tusher                    1997           Director
Caryl B. Welborn, Esq.              1997           Director

        HAMID R. MOGHADAM, age 44, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is the Chairman of the Board of Directors and the Chief Executive Officer of AMB Property Corporation. Mr. Moghadam is also a member of the Executive Committee of the Board. Mr. Moghadam has over 20 years of experience in real estate. Mr. Moghadam holds bachelor's and master's degrees in engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a founding member of the Real Estate Roundtable, is a member of the Young Presidents' Organization, has served on various committees of the Massachusetts Institute of Technology, is a member of the board of directors of Plum Creek Timber Company, Brand Farm, Inc. and Marketengine Corporation, and is a Trustee of the Bay Area Discovery Museum. In addition, Mr. Moghadam is a member of the Board of Stanford Management Company.

        T. ROBERT BURKE, age 58, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is a director of AMB Property Corporation. From November 1997 to December 1999, Mr. Burke was our Chairman of the Board. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm's Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School. He is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts, is on the Board of Institutional Housing Partners, a private entity, and is a Trustee of Stanford University. He is also a member of the Urban Land Institute and is the former Chairman of the Board of Directors of the Pension Real Estate Association.

        W. BLAKE BAIRD, age 40, is a nominee to become a director of AMB Property Corporation and is our President. From January 1999 until December 1999, he served as our Chief Investment Officer. Prior to joining us in January 1999, Mr. Baird was a Managing Director of Morgan Stanley Dean Witter & Co., most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird spent 15 years at Morgan Stanley Dean Witter, the last 11 focusing on real estate. Mr. Baird holds a B.S. in Economics from the Wharton School, from which he graduated magna cum laude, and a B.A. in History from the College of Arts and Sciences at the University of Pennsylvania from which he graduated magna cum laude. He also holds an M.B.A. from New York University. Mr. Baird is a former member of the Board of Directors of the National Association of Real Estate Investment Trusts, a member of the Board of The Center for Real Estate Enterprise Management, a member of Lambda Alpha International, a charter member of the Advisory Board of the Steven L. Newman Real Estate Institute at Baruch College, a member of the Urban Land Institute and serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics of the University of California at Berkeley.

        DANIEL H. CASE III, age 43, is a director of AMB Property Corporation and is Chairman and Chief Executive Officer of J.P. Morgan H&Q, an affiliate of J.P. Morgan Chase & Co. Mr. Case was named co-director of Mergers and Acquisitions of Corporate Finance of Hambrecht & Quist in 1986, and became a Managing Director and Head of Investment Banking in December 1987. In October 1991 he was elected to the board of directors. In April 1992, he was elected President and Co-Chief Executive Officer. He became President and Chief Executive Officer in October 1994 and Chairman in January 1998. Mr. Case is a member of the Executive Committee of the Board of Technology Network and the Nominating Committee of the New York Stock Exchange. He also serves as a director of Electronic Arts, the Bay Area Council and the National Science and Technology Medal Foundation. Mr. Case was named one of Silicon Valley's "25 Power Brokers" by Business Week, one of the "100 Global Leaders for Tomorrow" by the World Economics Forum and one of the "Top 50 Innovators in Technology" by Time Magazine. He has a bachelor's degree in economics and public policy from Princeton University and studied management at the University of Oxford as a Rhodes Scholar.

        DAVID A. COLE, age 58, is a director of AMB Property Corporation and is Chairman of Kurt Salmon Associates, Inc. Mr. Cole was named Chairman of the Board and Chief Executive Officer of Kurt Salmon and Associates in January 1988 and he retired as Chief Executive Officer in December 1998. Mr. Cole holds a bachelor's degree from Auburn University and has successfully completed the Advanced Management Program from Harvard Business School. Mr. Cole is also a member of the board of directors of QRS Corporation, a publicly traded company, Transtech, Inc., a private company, Junior Achievement of Georgia and Goizueta Business School.

        LYNN M. SEDWAY, age 59, is a director of AMB Property Corporation. She is the President and founder of the Sedway Group, a 22-year old real estate economics firm headquartered in San Francisco, which is now a CB Richard Ellis company. She currently directs and has ultimate responsibility for the activities of the Sedway Group, including market analysis, property valuation, development and redevelopment analysis, acquisition and disposition strategies, and public policy issues. Ms. Sedway received her bachelor's degree in economics at the University of Michigan and an M.B.A. degree from the University of California at Berkeley, Walter A. Haas School of Business, where she is also a guest lecturer. She is a trustee and Vice President of the Urban Land Institute and a board member of Bridge Housing, the Counselors of Real Estate, Lambda Alpha, the Swig Company, and Alexander & Baldwin and its affiliate companies. Ms. Sedway is a member of the Policy Advisory Board of the Fisher Center for Real Estate and the International Council of Shopping Centers. In addition, Ms. Sedway serves on the Advisory Board of Hunting Gate, a privately held investment firm, and the Real Estate Advisory Board of the Trust for Public Land.

        JEFFREY L. SKELTON, PH.D., age 51, is a director of AMB Property Corporation. He is President and Chief Executive Officer of Symphony Asset Management, the asset management subsidiary of BARRA, Inc., a financial software company. Prior to joining BARRA, Inc. in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1984 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Walter A. Haas School of Business.

        THOMAS W. TUSHER, age 59, is a director of AMB Property Corporation. He was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996, when he retired. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989, although he no longer serves in this capacity.

Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor's degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a director of Cakebread Cellars and Dash America (Pearl Izumi). He is a former director of Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the Advisory Board of the Walter A. Haas School of Business at the University of California at Berkeley. Mr. Tusher is also a director of the World Wildlife Fund and a member of the Advisory Council of Stanford University's Graduate School of Business.

        CARYL B. WELBORN, ESQ., age 50, is a director of AMB Property Corporation. She is a commercial real estate attorney in San Francisco and, prior to starting her own firm in 1995, she was a partner with Morrison & Foerster LLP from 1982 to 1995. Ms. Welborn has a bachelor's degree from Stanford University and a J.D. degree from the Law School at the University of California at Los Angeles. She is the President of the American College of Real Estate Lawyers and has held leadership positions in the American Bar Association's Real Property, Probate and Trust Section. Ms. Welborn is a program chair and frequent lecturer on real estate issues nationally and has published numerous articles in professional publications.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

        Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman of the Board and our officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

        During 2000, the Board held four meetings. No director attended fewer than 75% of either of (a) the total number of meetings of the Board while they were on the Board, except for Mr. Tusher, who attended two of the meetings, and
(b) the total number of meetings of the committees of the Board on which such directors served, except for (i) Mr. Tusher, who attended two of the meetings of the Compensation Committee and (ii) Mr. Case, who attended one meeting of the Executive Committee.

BOARD COMMITTEES

        The Board of Directors of AMB Property Corporation has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee.

        Audit Committee. The Audit Committee currently consists of three independent directors, as defined by the New York Stock Exchange's rules: Ms. Welborn, the Chair, Ms. Sedway and Dr. Skelton. The Audit Committee makes recommendations concerning the engagement of independent accountants, reviews with the independent accountants the scope and results of the audit engagement, reviews professional services provided by the independent accountants, reviews the independence of the independent accountants, reviews audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included in this proxy statement as Exhibit A. The Audit Committee held four meetings during 2000.

        Compensation Committee. The Compensation Committee currently consists of three independent directors: Mr. Tusher, the Chair, Mr. Cole and Ms. Sedway. The function of the Compensation Committee is to determine compensation for our executive officers, to review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for our executive officers, and to implement the Second Amended and Restated 1997 Stock Option and Incentive Plan, the Deferred Compensation Plan and any other incentive programs. The Compensation Committee held three meetings during 2000.

        Executive Committee. The Executive Committee currently consists of Mr. Burke, the Chair, Dr. Skelton, and Messrs. Moghadam and Case. The Executive Committee has the authority, within certain parameters, to acquire, dispose of and finance investments for us (including the issuance by AMB Property, L.P. of additional limited partnership units or other equity interests) and approve the execution of contracts and agreements including those related to the borrowing of money by us and generally exercise all other powers of the Board except as prohibited by law. The Executive Committee held two meetings during 2000.

        Nominating and Governance Committee. The Nominating and Governance Committee was formed in May 2000 and currently consists of Mr. Cole, the Chair, Mr. Burke, Mr. Case and Ms. Welborn. The Nominating and Governance Committee submits nominations for directors to the Board, recommends the composition of the committees of the Board, reviews the size and composition of the Board, reviews guidelines for corporate governance, and conducts annual reviews of the Board and the Chief Executive Officer. The Nominating and Governance Committee held one meeting during 2000.

COMPENSATION OF DIRECTORS

        During 2000, each non-employee director received $1,500 for each meeting of the Board of Directors and $1,000 for each meeting of a committee of the Board of Directors attended, and each Chair of any committee of the Board received $2,500 per annum. Each non-employee director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. In addition, each non-employee director currently receives, upon initial election to the Board, an initial option grant to purchase up to 20,000 shares of our Common Stock. Upon re-election, each non-employee director currently can elect to receive either (i) a subsequent option grant to purchase up to 15,000 shares of our Common Stock or (ii) a subsequent option grant to purchase up to 6,000 shares of our Common Stock and a grant of 1,000 shares of our restricted Common Stock. All of such options and shares of restricted stock vest fully on the date of the next annual meeting of stockholders, except that all options granted to the non-employee directors in connection with our initial public offering vested immediately upon grant. If re-elected at the Annual Meeting, the non-employee directors will be granted additional options and/or shares of restricted stock. All stock options are issued pursuant to the Second Amended and Restated 1997 Stock Option and Incentive Plan at an exercise price equal to the fair market value of our Common Stock on the date of grant. The Board of Directors examines from time to time the size of the foregoing option and restricted stock grants in light of competitive director compensation practices of publicly traded real estate investment trusts having total market capitalizations comparable to us, as well as changes in our Black-Scholes value, and may make changes to such grant levels from time to time based on such examination. Our officers who are also members of our Board of Directors are not paid any director's fees or granted options as directors.

VOTE REQUIRED

        A plurality of the votes cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of directors and do not have an effect on the result of the vote for the election of directors. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE DIRECTOR NOMINEES TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

        The following table sets forth certain current information with respect to our executive officers:


         NAME                              AGE                       POSITION(S)
         ----                              ---                       -----------
         Hamid R. Moghadam ...........     44     Chairman of the Board and Chief Executive Officer
         W. Blake Baird ..............     40     President and Nominee for Election as Director
         Douglas D. Abbey ............     51     Chairman and Chief Executive Officer of AMB Investment Management, Inc.
         Luis A. Belmonte ............     60     Executive Vice President, Development
         Michael A. Coke .............     33     Executive Vice President and Chief Financial Officer
         Bruce H. Freedman ...........     52     Executive Vice President, Head of Real Estate Operations
         David S. Fries ..............     37     Executive Vice President, Strategic Initiatives and Corporate Affairs
         Guy F. Jaquier ..............     42     Executive Vice President, Chief Investment Officer
         John T. Roberts, Jr .........     37     President of AMB Investment Management, Inc.

        The following is a biographical summary of the experience of our executive officers:

        HAMID R. MOGHADAM has served as our Chief Executive Officer since November 1997 and as Chairman of the Board since January 2000. Biographical information regarding Mr. Moghadam is set forth under "Proposal 1: Election of Directors -- Nominees For Director."

        W. BLAKE BAIRD has served as our President since January 2000. From January 1999 until December 1999, he served as our Chief Investment Officer. Biographical information regarding Mr. Baird is set forth under "Proposal 1:
Election of Directors -- Nominees For Director."

        DOUGLAS D. ABBEY, age 51, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is Chairman of the Board and Chief Executive Officer of AMB Investment Management, Inc. Mr. Abbey has served as a director of AMB Property Corporation since 1997; although he has decided not to stand for re-election at the Annual Meeting of Stockholders. Mr. Abbey has over 25 years of experience in asset management, acquisitions and real estate research. He is a graduate of Amherst College and has a master's degree in city planning from the University of California at Berkeley. He is a trustee of the Urban Land Institute, serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California at Berkeley and is a Trustee of Golden Gate University.

        LUIS A. BELMONTE, age 60, is our Executive Vice President, Development. He specializes in industrial property development and redevelopment. He joined us in 1990 and has over 30 years of experience in development, redevelopment, finance, construction and management of commercial and industrial projects. Prior to joining us, he was a partner with Lincoln Property Company, where he built a portfolio of 18 million square feet. Mr. Belmonte received his bachelor's degree from the University of Santa Clara. He is a member of the Urban Land Institute, an associate member of the Society of Industrial Realtors, and former President of the San Francisco chapter of the National Association of Industrial and Office Parks.

        MICHAEL A. COKE, age 33, is an Executive Vice President and our Chief Financial Officer. Mr. Coke joined us in 1997 after seven years with Arthur Andersen LLP, where he most recently served as an audit manager. At Arthur Andersen, he primarily served public and private real estate companies, including several public real estate investment trusts, and specialized in real estate auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke received a bachelor's degree in business administration and accounting from California State University at Hayward. He is a Certified Public Accountant.

        BRUCE H. FREEDMAN, age 52, is our Executive Vice President, Real Estate Operations. He joined us in 1995 and has over 30 years of experience in real estate finance and investment. Before joining us, he served as President of Allmerica Realty Advisors from 1993 to 1995 and as Principal of Aldrich, Eastman & Waltch from 1986 to 1992. Mr. Freedman is a cum laude graduate of Babson College.

He is a member of the Urban Land Institute, the Real Estate Finance Association and the National Association of Real Estate Investment Advisors, and holds the CRE designation from the American Society of Real Estate Counselors. He is also a member of the Executive Committee of the National Association of Industrial and Office Parks and is an Advisory Board member of the Babson Center for Real Estate. His charitable and community services activities include being a founding member of the Bullfinch Society of Massachusetts General Hospital, a member of the President's Forum of Children's Hospital of Boston and a member of the President's Society of Boston College.

        DAVID S. FRIES, age 37, is our Executive Vice President, Strategic Initiatives and Corporate Affairs. Prior to joining us in 1998, he was a real estate partner with the international law firms of Orrick, Herrington & Sutcliffe LLP and Morrison & Foerster LLP, where he focused on the real estate, securities and financing issues affecting real estate investment trusts, the acquisition of large real estate portfolios and the negotiation of complex joint venture agreements. Mr. Fries holds a bachelor's degree in political science from the University of Pennsylvania and a J.D. degree from Stanford Law School. He is a member of the Board of Directors of PhatPipe, Inc., a private company, and of the Data Consortium, a non-profit organization. In addition, Mr. Fries is a member of the Management Committee of Constellation Real Technologies, LLC and a member of the State Bar of California and the National Association of Real Estate Investment Trusts.

        GUY F. JAQUIER, age 42, joined us in June 2000 as an Executive Vice President and our Chief Investment Officer. He also serves as the Vice Chairman of AMB Investment Management, Inc. Mr. Jaquier has over 17 years of experience in real estate finance and investments. Between 1998 and June 2000, Mr. Jaquier served as Senior Investment Officer for real estate at the California Public Employees' Retirement System. Prior to that, Mr. Jaquier spent 14 years at Lend Lease Real Estate Investments and its predecessor, Equitable Real Estate, where he held various transactions and management positions, including overseeing its western states operations. He holds a B.S. in Building Construction Management from the University of Washington and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Jaquier is a member of the Urban Land Institute, the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, and the Advisory Board of the University of California at Berkeley.

        JOHN T. ROBERTS, JR., age 37, is the President of AMB Investment Management, Inc., and has over 15 years of experience in real estate finance and investment. Mr. Roberts joined us in 1997 after spending six years at Ameritech Pension Trust, where he held the position of Director, Real Estate Investments. His responsibilities included managing a $1.6 billion real estate portfolio and developing and implementing the trust's real estate program. Prior to that, he worked for Richard Ellis, Inc. and has experience in leasing and sales. Mr. Roberts received a bachelor's degree from Tulane University in New Orleans and an M.B.A. degree in finance and accounting from the Graduate School of Business at the University of Chicago.

                             EXECUTIVE COMPENSATION

        The following table sets forth the estimated annual base salary rates and other compensation paid for the years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer, on an annualized basis, who were serving as executive officers at the end of 2000 (collectively, the "Named Executive Officers").


                                                                                                         LONG-TERM
                                                                                                        COMPENSATION
                                                                                                  ----------------------------
                                                                ANNUAL COMPENSATION ($)                             SECURITIES
                                                       --------------------------------------                       UNDERLYING
                                                                                                   RESTRICTED         ANNUAL
                                                                                 OTHER ANNUAL        STOCK           OPTIONS
    NAME AND PRINCIPAL POSITION          YEAR         SALARY         BONUS(1)    COMPENSATION     AWARD(S)(#)       GRANTED(2)
    ---------------------------          ----         -------       ----------   ------------     -----------       ----------
  Hamid R. Moghadam
    Chairman of the Board and
    Chief Executive
    Officer                              2000         385,500       656,489(3)        (4)          15,000(5)        262,500(7)
                                         1999         360,000       483,000(3)        (4)          24,750(6)        288,750(8)
                                         1998         360,000       425,000(3)        (4)              --           252,486(9)
  W. Blake Baird(10)
    President                            2000         335,500       412,923(11)       (4)          15,000(5)         90,000(7)
                                         1999         294,375       285,521(11)       (4)         100,000(12)       261,200(13)
                                         1998              --            --           --               --                --
  Bruce H. Freedman
    Executive Vice President,
    Real Estate Operations               2000         260,500       312,671(14)       (4)          12,000(5)         60,000(7)
                                         1999         210,000       166,108           (4)          17,500(6)         35,600(8)
                                         1998         210,000       141,458(14)       (4)              --            49,757(9)
  David S. Fries(15)
    Executive Vice President,
    Strategic Initiatives and
    Corporate Affairs                    2000         260,500       297,037(16)       (4)          12,000(5)         50,000(7)
                                         1999         222,500       175,313(16)       (4)          17,500(6)         52,000(8)
                                         1998         144,333        91,361(16)       (4)              --           109,393(9)
  Michael A. Coke
    Executive Vice President and
    Chief Financial Officer              2000         235,500       267,350(17)       (4)          10,000(5)         50,000(7)
                                         1999         167,625       120,000(17)       (4)          10,000(6)         21,750(8)
                                         1998         146,929        99,113(17)       (4)              --            22,308(9)

----------

(1) The amount of any such bonus has been determined by the Compensation Committee of the Board of Directors. At the option of the Named Executive Officer, the officer may receive his bonus in cash, restricted shares of our Common Stock (valued at 125% of the cash bonus, with a three-year vesting period) or options to purchase shares of our Common Stock (valued at 150% of the cash bonus based on our Black-Scholes value, with a three-year vesting period on options in excess of the 100% cash bonus value). The bonuses for 2000 were paid in 2001. The bonuses for 1999 were paid in 2000.

(2) Restricted shares of our Common Stock and options to purchase an aggregate of 6,916,855 shares of our Common Stock (net of forfeitures) have been granted to our directors, executive officers and other employees as of February 27, 2001. An additional 2,033,145 shares (not including shares that have already been issued and options that have been granted) of our Common Stock are reserved for issuance under the Second Amended and Restated 1997 Stock Option and Incentive Plan as of February 27, 2001.

(3) In lieu of receiving his 2000 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 159,625 shares of our Common Stock and a grant of 26,275 restricted shares of our Common Stock. In lieu of receiving his 1999 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 229,824 shares of our Common Stock and a grant of 12,261 restricted shares of our Common Stock. In lieu of receiving his 1998 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 263,430 shares of our Common Stock.

(4) The aggregate amount of the perquisites and other personal benefits, securities or property for each of the Named Executive Officers is less than the lesser of either $50,000 or 10% of his salary and bonus paid in such year.

(5) Based on 2000 performance, the Named Executive Officers received a grant of restricted shares of our Common Stock in February 2001. The grants of restricted shares were made under the Second Amended and Restated 1997 Stock Option and Incentive Plan and vest annually in five equal installments, beginning on January 1, 2002.

(6) Based on 1999 performance, the Named Executive Officers received a grant of restricted shares of our Common Stock in February 2000. The grants of restricted shares were made under the Second Amended and Restated 1997 Stock Option and Incentive Plan and vest annually in five equal installments, beginning on January 1, 2001.

(7) Based on 2000 performance, the Named Executive Officers received options to purchase shares of our Common Stock in February 2001. All of these options become exercisable in three equal annual installments, beginning on January 1, 2002, and have a term of not more than 10 years. The option exercise price is equal to the fair market value of our Common Stock on the date of grant.

(8) Based on 1999 performance, the Named Executive Officers received options to purchase shares of our Common Stock in February 2000. All of these options become exercisable in three equal annual installments, beginning on January 1, 2001, and have a term of not more than 10 years. The option exercise price is equal to the fair market value of our Common Stock on the date of grant.

(9) Based on 1998 performance, the Named Executive Officers received options to purchase shares of our Common Stock in December 1998. All of these options become exercisable in three equal annual installments, beginning on December 31, 1999, and have a term of not more than 10 years. The option exercise price is equal to the fair market value of our Common Stock on the date of grant.

(10)    Mr. Baird joined us on January 20, 1999.

(11) In lieu of receiving his 2000 bonus in cash, Mr. Baird elected to receive a grant of 20,982 restricted shares of our Common Stock. In lieu of receiving his 1999 bonus in cash, Mr. Baird elected to receive a grant of 17,679 restricted shares of our Common Stock.

(12) Mr. Baird purchased 100,000 restricted shares of our Common Stock at a purchase price of $1.00 per share on his first day of employment. The purchase of restricted shares was made under the Second Amended and Restated 1997 Stock Option and Incentive Plan and vests in five equal annual installments, beginning on January 20, 2000.

(13) Mr. Baird received an initial option grant to purchase up to 200,000 shares of our Common Stock when he became employed by us on January 20, 1999. This option becomes exercisable in four equal annual installments, beginning on January 20, 2000 and has a term of 10 years. Based on 1999 performance, Mr. Baird received an option to purchase up to 61,200 shares of our Common Stock in February 2000. This option becomes exercisable in three equal annual installments, beginning on January 1, 2001, and has a term of 10 years. The option exercise price for both options is equal to the fair market value of our Common Stock on the date of grant.

(14) In lieu of receiving all of his 2000 bonus in cash, Mr. Freedman elected to receive $150,000 in cash and a grant of 8,266 restricted shares of our Common Stock. In lieu of receiving his 1998 bonus in cash, Mr. Freedman elected to receive a grant of 8,177 restricted shares of our Common Stock.

(15)    Mr. Fries joined us on May 1, 1998.

(16) In lieu of receiving all of his 2000 bonus in cash, Mr. Fries elected to receive $50,000 in cash, an option to purchase up to 25,000 shares of our Common Stock and a grant of 11,443 restricted shares of our Common Stock. In lieu of receiving all of his 1999 bonus in cash, Mr. Fries elected to receive $50,000 in cash and a grant of 7,759 restricted shares of our Common Stock. In lieu of receiving his 1998 bonus in cash, Mr. Fries elected to receive a grant of 5,281 restricted shares of our Common Stock.

(17) In lieu of receiving all of his 2000 bonus in cash, Mr. Coke elected to receive $133,675 in cash and a grant of 6,792 restricted shares of our Common Stock. In lieu of receiving all of his 1999 bonus in cash, Mr. Coke elected to receive $96,000 in cash and an option to purchase up to 19,355 shares of our Common Stock. In lieu of receiving his 1998 bonus in cash, Mr. Coke elected to receive an option to purchase up to 61,434 shares of our Common Stock.

OPTION GRANTS RELATING TO THE LAST FISCAL YEAR

        The following table shows certain information relating to options to purchase shares of our Common Stock granted to the Named Executive Officers in connection with performance in 2000.



                                                               INDIVIDUAL GRANTS(1)                          POTENTIAL
                                                       --------------------------------------                REALIZABLE
                                         NUMBER OF      PERCENT OF                                        VALUE OF ASSUMED
                                          SHARES OF        TOTAL                                           ANNUAL RATES OF
                                           COMMON         OPTIONS                                        COMMON SHARE PRICE
                                            STOCK       GRANTED TO                                        APPRECIATION FOR
                                         UNDERLYING    EMPLOYEES IN    EXERCISE                            OPTION TERM(3)
                                           OPTIONS        FISCAL       PRICE PER    EXPIRATION     -----------------------------
                NAME                     GRANTED(#)       YEAR(2)       SHARE($)      DATE              5%                10%
         ----------------------          ----------    ------------    ---------    ----------     -----------       -----------
         Hamid R. Moghadam ....           262,500           9.7          24.60        02/27/11     $ 4,061,087       $10,291,592
         W. Blake Baird .......            90,000           3.3          24.60        02/27/11       1,392,373         3,528,546
         Bruce H. Freedman ....            60,000           2.2          24.60        02/27/11         928,248         2,352,364
         David S. Fries .......            50,000           1.8          24.60        02/27/11         773,540         1,960,303
         Michael A. Coke ......            50,000           1.8          24.60        02/27/11         773,540         1,960,303

----------

(1) All options granted with respect to 2000 to Named Executive Officers become exercisable in three equal annual installments (rounded to the nearest whole share of our Common Stock). All options granted with respect to 2000 to Named Executive Officers begin vesting on January 1, 2002 and have a term of not more than ten years. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2) The total number of shares of Common Stock underlying such options used in such calculation is as of February 27, 2001, the grant date of the annual options relating to 2000 performance.

(3) In accordance with the rules promulgated by the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Stock, which would benefit all stockholders. Such amounts have been calculated as the exercise price multiplied by the respective annual assumed growth rate (compounded), less the exercise price of the underlying option, multiplied by the number of options granted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

        The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2000.


                                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                              UNDERLYING                     IN-THE-MONEY
                                                                         UNEXERCISED OPTIONS AT               OPTIONS AT
                                                                           DECEMBER 31, 2000             DECEMBER 31, 2000(1)
                                       SHARES ACQUIRED    VALUE        ----------------------------   ----------------------------
        NAME           EXERCISE PRICE  ON EXERCISE (#)  REALIZED ($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----           --------------  ---------------  ------------   -----------    -------------   -----------    -------------
Hamid R. Moghadam ..      $21.0000          N/A             N/A           375,000         125,000      $1,804,688     $  601,563
                           21.6250          N/A             N/A           373,214         142,702       1,562,834        597,565
                           20.1875          N/A             N/A           153,216         365,358         861,840      2,055,139
W. Blake Baird .....      $22.5625          N/A             N/A            50,000         150,000         162,500        487,500
                           20.1875          N/A             N/A                --          61,200              --        344,250
Bruce H. Freedman ..      $21.0000          N/A             N/A            97,500          32,500         469,219        156,406
                           21.6250          N/A             N/A            33,172          16,585         138,908         69,450
                           20.1875          N/A             N/A                --          35,600              --        200,250
David S. Fries .....      $23.0000          N/A             N/A            32,500          32,500          91,406         91,406
                           21.6250          N/A             N/A            29,596          14,797         123,933         61,962
                           20.1875          N/A             N/A                --          52,000              --        292,500
Michael A. Coke ....      $21.0000          N/A             N/A            22,500           7,500         108,281         36,094
                           21.6250          N/A             N/A            62,654          21,088         262,364         88,306
                           20.1875          N/A             N/A            12,904          28,201          72,585        158,631


----------

(1) Based on a price per share of our Common Stock of $25.8125, the closing price per share on the New York Stock Exchange on December 29, 2000.

SECOND AMENDED AND RESTATED 1997 STOCK OPTION AND INCENTIVE PLAN

        The Second Amended and Restated 1997 Stock Option and Incentive Plan was adopted by the Board of Directors and approved by the stockholders to enable executive officers, key employees and directors of AMB Property Corporation and certain subsidiaries to participate in the ownership of AMB Property Corporation. The plan is designed to attract and retain our executive officers, other key employees and directors, and to provide incentives to such persons to maximize our performance and cash flow available for distribution. The plan currently covers an aggregate of 8,950,000 shares of Common Stock and will expire in 2007.

        Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation and AMB Investment Management, Inc. and their subsidiaries may receive stock payments, performance awards, restricted stock, dividend equivalents and deferred stock under the plan. Our employees and consultants also may receive stock appreciation rights under the plan. In addition, Non-Employee Directors (as defined in the plan) and our employees and consultants may receive options to purchase shares of Common Stock under the plan.

401(k) PLAN

        Effective November 26, 1997, we established our Section 401(k) Savings/Retirement Plan to cover our eligible employees. The 401(k) Plan currently permits our eligible employees to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contributions to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to 50% of the first 5.5% of annual compensation deferred by each employee; however, we have reserved the right to make greater matching contributions or discretionary profit sharing contributions in the future. Participants employed by us prior to January 1, 2000 vest immediately in the matching contributions, whereas participants employed by us on or after January 1, 2000 vest fully in the matching contributions on the anniversary date of the commencement of their employment with us. We made no discretionary contributions to the 401(k) Plan in 2000. Our employees are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum period of credited service. In connection with the 401(k) Plan, we have accrued approximately $0.3 million with respect to our matching contribution for the year ended December 31, 2000. The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

DEFERRED COMPENSATION PLAN

        During 1999, we established a Non-Qualified Deferred Compensation Plan for our officers and the officers of certain of our affiliates. The Deferred Compensation Plan enables participants to defer up to 25% of their annual base pay and up to 100% of their annual bonuses on a pre-tax basis. We have reserved the right to make discretionary matching contributions to participant accounts from time to time. We made no discretionary contributions in 2000. The participants' elective deferrals and any matching contributions are immediately 100% vested. We pay all the administrative costs of the plan.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL AND NONCOMPETITION AGREEMENTS

        Currently, there are no employment agreements between us and any of the Named Executive Officers. However, each of the Named Executive Officers has entered into a Change in Control and Noncompetition Agreement with us which, other than in the case of Messrs. Baird and Coke, became effective on November 26, 1998 and which replaced the employment agreements that generally had been entered into at the time of our initial public offering. Mr. Baird entered into such an agreement with us on January 20, 1999, his first day of employment, and Mr. Coke entered into such an agreement with us on January 1, 2000. Such agreements have an initial term of four years, other than Messrs. Baird's and Coke's, the initial terms of which end on November 26, 2002, and are subject to automatic one-year extensions following the expiration of the initial terms. The agreements provide for severance payments during the term of the agreement and, upon the occurrence of a "change in control," for 24 months thereafter in the event of a termination of the Named Executive Officer's employment resulting from death, disability or a "change in control." A "change in control" will be deemed to have occurred if (i) our stockholders approve a plan of complete liquidation of AMB Property Corporation or an agreement for the sale or disposition by AMB Property Corporation of all or substantially all of our assets, or we dispose of more than 50% of our interest in the operating partnership; (ii) any person becomes the beneficial owner, directly or indirectly, of our securities representing 40% or more of the combined voting power of our then outstanding securities; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute our Board of Directors, and any new director whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) our stockholders approve a merger or consolidation of AMB Property Corporation with any other corporation or other entity, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of AMB Property Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) where more than 50% of the directors of AMB Property Corporation or the surviving entity after such merger or consolidation were directors of AMB Property Corporation immediately before such merger or consolidation. Upon death or disability, severance benefits include base compensation and bonus based on the most recent amount paid. In the event of a "change in control," severance benefits, payable over a period of two years following the "change in control," include an amount equal to twice (i) base compensation and (ii) bonus based on the most recent amount paid, as well as certain continuing insurance and other benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

        Notwithstanding anything to the contrary set forth in any of AMB Property Corporation's or AMB Property, L.P.'s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report on Executive Compensation, the Stock Performance Graph and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors consists of the independent directors listed below. The committee determines base compensation for the executive officers and reviews and makes recommendations concerning proposals by our management with respect to compensation, bonuses, employment agreements and other benefits and policies respecting such matters for our employees, including our executive officers. The committee also administers the Second Amended and Restated 1997 Stock Option and Incentive Plan, under which grants of stock options, share appreciation rights, shares of restricted stock and other awards may be made to our employees, including the executive officers. The purposes of our executive compensation program are to attract and retain qualified employees, provide incentives to create value for our stockholders and to establish and maintain a performance and achievement-oriented environment throughout the organization. Through the executive compensation program, the Compensation Committee intends to maintain strong links between the compensation of our executive officers and corporate performance.

        Based on the advice of independent compensation consultants, we have adopted a formal organization-wide incentive program known as the Performance Pay Program. The Performance Pay Program is designed to attract and retain qualified employees, encourage teamwork and innovation, focus attention on specific business objectives and award the achievement of these objectives. Our overall compensation philosophy is to provide total compensation at the 75th percentile level for the position at comparative companies for "target" level performance, which "target" levels are set above the median level. The compensation of most employees, including that of all officers, consists of two components: base salary, which is intended to be competitive in the market for the scope and responsibilities of the job performed and which is targeted at or above the median level of compensation in the market for similar positions, and performance pay, which is determined based on the achievement of various performance goals and objectives. In addition, our employees are eligible to receive annual stock option and restricted stock grants based on their individual performance for that year.

        For services performed in 2000, executive compensation consisted of base salary, performance pay and grants of stock options and restricted stock under our Second Amended and Restated 1997 Stock Option and Incentive Plan. Each of these components is discussed below.

BASE SALARIES

        Base salaries for executive officers are targeted at or slightly above the median level of compensation paid for the position at comparative companies and are reviewed annually by the committee.

PERFORMANCE PAY

        Most employees, including all officers, are eligible to receive performance pay provided that certain performance objectives are met. Performance pay is paid once a year, after assessing our financial, operational and strategic performance, the performance of the group in which the employee works (if applicable) and the employee's individual performance. Our Chief Executive Officer retains the discretion to adjust each individual's performance pay by plus or minus 20% in exceptional circumstances. The Committee evaluates the individual performance of the Chief Executive Officer and determines his aggregate performance pay award and approves the goals and objectives that determine the performance pay awards of the other executive officers. Officers may choose to receive all or a portion of their bonuses in cash, shares of restricted stock (valued at 125% of the cash bonus, with three year vesting), stock options (valued at 150% of the cash bonus based on our Black-Scholes value, with three year vesting on the portion attributable to the value above 100% of the cash bonus), or any combination of the foregoing, subject to certain limits on the aggregate number of options elected. This feature, which permits officers to take all or a portion of their bonuses in restricted stock or stock options, is designed to further align the interests of our executive officers and other officers with the interests of our stockholders and to encourage the retention of officers. Annual performance pay provides executive officers with the opportunity to earn cash compensation in excess of the 75th percentile level for the position at comparative companies, but only in the event that corporate and individual goals have been exceeded.

        During 2000, bonuses for each executive officer were weighted differently among the corporate and individual performance objectives. Generally, the bonuses of executive officers were weighted more heavily toward the achievement of corporate performance level. Corporate performance was determined based on the satisfaction of certain pre-established performance objectives for us as a whole. Individual performance was measured on the basis of quantitative and qualitative performance objectives that measure an individual's contribution to our success.

STOCK OPTIONS AND RESTRICTED STOCK GRANTS

        To provide officers and other employees with incentives to maximize our long-term performance and to promote the interests of our stockholders, officers and other employees are also eligible to receive stock option and restricted stock grants. The Second Amended and Restated 1997 Stock Option and Incentive Plan, which has been approved by the stockholders, authorizes the Compensation Committee to grant stock options, stock appreciation rights, restricted stock and other awards to our officers and other employees. Awards are granted primarily on the basis of the officer's performance with respect to his or her individual objectives for that year. Generally, stock options are granted on an annual basis with an exercise price set at 100% of the then current market value of our stock and will only be of value to the officer if our stock price increases over time. All such stock options granted to executive officers with respect to performance during 2000 vest over a period of three years at a rate of one-third of such grant at the beginning of each year, thereby encouraging the retention of officers. All shares of restricted stock, other than shares of restricted stock issued in lieu of a cash bonus, granted to officers in 2000 vest over a period of five years at a rate of one-fifth of such grant at the beginning of each year, thereby encouraging the retention of officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

        For performance during 2000, the compensation of Mr. Moghadam was determined on the same general basis as discussed above for other officers. In 2000, Mr. Moghadam received a base salary of $385,500. With respect to performance during 2000, Mr. Moghadam's performance payment was determined based on the Compensation Committee's determination of both our corporate performance and Mr. Moghadam's satisfaction of certain pre-established individual goals and objectives. Mr. Moghadam was awarded a performance payment in the amount of $656,489, which amount he chose to receive entirely in stock options and shares of restricted stock, equating to an option to purchase up to 159,625 shares of Common Stock applying a Black-Scholes value of $1.31 per share and 26,275 restricted shares of Common Stock based on a share price of $24.60 per share. In addition, Mr. Moghadam was awarded an annual stock option to purchase up to 262,500 shares of Common Stock and also received 15,000 shares of restricted stock. Mr. Moghadam's base salary, performance pay and awards granted pursuant to the Second Amended and Restated 1997 Stock Option and Incentive Plan are reviewed annually by the Compensation Committee. Mr. Moghadam does not participate in or otherwise influence the decisions of the Compensation Committee with respect to his compensation.

SECTION 162(m)

        Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to our Chief Executive Officer and the additional four most highly compensated officers who are employed at fiscal year-end to $1.0 million per year, subject to certain performance, disclosure and stockholder requirements. Grants of stock options and restricted stock under the Second Amended and

Restated 1997 Stock Option and Incentive Plan are intended to qualify as performance based compensation, which is not subject to the Section 162(m) deduction limitation. The Compensation Committee presently intends that, so long as it is consistent with our overall compensation objectives and to the extent reasonable, all executive compensation will be deductible for federal income tax purposes and, for the year ended December 31, 2000, there were no exceptions. The committee, however, may design programs that recognize a full range of performance criteria important to our success, even where compensation payable under such programs may not be deductible.


                                                  Respectfully,

                                                  Thomas W. Tusher, Chair
P                                                  David A. Cole
                                                  Lynn M. Sedway

                             STOCK PERFORMANCE GRAPH


        As a part of the rules concerning executive compensation disclosure, we are obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on our Common Stock over a five-year period. However, since our Common Stock has been publicly traded only since November 21, 1997, such information is provided from that date through December 31, 2000.

        The following line graph compares the change in our cumulative stockholder return on shares of our Common Stock from our initial public offering at $21.00 per share on November 21, 1997 to December 31, 2000, to the cumulative total return of the Standard & Poor's 500 Stock Index and the NAREIT Equity REIT Total Return Index from November 30, 1997 to December 31, 2000. The line graph starts at November 21, 1997, the date that our shares of Common Stock commenced trading on the New York Stock Exchange; however, the beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis. The graph assumes the investment of $100 in the Common Stock of AMB Property Corporation and each of the indices and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.



                      COMPARISON OF CUMULATIVE TOTAL RETURN
                         AMONG AMB PROPERTY CORPORATION,

                      S&P 500 INDEX AND NAREIT EQUITY INDEX




    MEASUREMENT PERIOD        AMB PROPERTY       NAREIT EQUITY
   (FISCAL YEAR COVERED)      CORPORATION            INDEX           S&P 500 INDEX
   ---------------------      -----------        -------------       -------------
          11/21/97                100.0              100.0              100.0

             12/97                120.3              104.6              106.4

             12/98                111.8               86.3              136.8

             12/99                108.4               82.3              165.6

             12/00                149.5              104.0              150.6



----------

(1) Beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis.

                             AUDIT COMMITTEE REPORT


MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

        The Audit Committee is currently comprised of Ms. Welborn, Ms. Sedway and Dr. Skelton. Ms. Welborn serves as Chair of the committee. Each of the members of the Audit Committee is independent as defined in our Bylaws and
Section 303 of the New York Stock Exchange's Listing Standards. In addition, the Board of Directors has determined that the each of members of the Audit Committee meets the requirements of the New York Stock Exchange regarding financial literacy and financial expertise. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included in this proxy statement as Exhibit A.

        The Audit Committee provides assistance to the Board of Directors in fulfilling the Board's oversight responsibilities regarding our accounting system and system of internal controls, the quality and integrity of our financial reports and the independence and performance of our independent accountants. Management has the primary responsibility for our financial statements and financial reporting process, including our system of internal controls. Our independent accountants are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

REVIEW OF OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2000

        The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2000. The Audit Committee has also discussed with Arthur Andersen LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm.

        Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has recommended, and the Board of Directors has approved, the selection of Arthur Andersen LLP as our independent accountants for 2001.

2000 FEES PAID TO ARTHUR ANDERSEN LLP

        During 2000, we retained Arthur Andersen LLP as our independent accountants to provide services in the following categories and amounts:


           Audit Fees .........................            $  250,700
           Financial Information Systems Design
             & Implementation Fees ............                    --
           All Other Fees .....................             1,327,800
                                                           ----------
                 Total ........................            $1,578,500
                                                           ==========

Audit Fees include amounts related to professional services rendered in connection with the audit of our annual financial statements for the year ended December 31, 2000 and the reviews of our quarterly financial statements. A substantial amount of All Other Fees relates to services traditionally provided by independent accountants, such as registration statements, comfort letters, tax and other services. The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining their independence.


                                           Respectfully,

                                           Caryl B. Welborn, Chair
                                           Lynn M. Sedway
                                           Jeffrey L. Skelton

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 20, 2001, regarding the beneficial ownership of Common Stock and limited partnership units for (i) each person known by us to be the beneficial owner of five percent or more of our outstanding Common Stock or the operating partnership's outstanding units ("Units"), (ii) each director and each Named Executive Officer and (iii) our directors and Named Executive Officers as a group. Except as indicated below, all of such Common Stock and limited partnership units are owned directly and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock and limited partnership units beneficially owned by such person.


                                                                                                                 PERCENTAGE OF
                                                                                                                  OUTSTANDING
                                NUMBER OF SHARES OF      PERCENTAGE OF        NUMBER OF           PERCENTAGE OF      SHARES
                                   COMMON STOCK        OUTSTANDING SHARES       UNITS              OUTSTANDING   OF COMMON STOCK
NAME OF BENEFICIAL OWNER(1)      BENEFICIALLY OWNED      OF COMMON STOCK   BENEFICIALLY OWNED        UNITS          AND UNITS
----------------------------    -------------------    ------------------  ------------------     -------------  ---------------
Hamid R. Moghadam(2) .......          2,761,255                3.2%            388,126                6.7%            3.5%
W. Blake Baird(3) ..........            276,061                0.3              25,569                0.4             0.3
Bruce H. Freedman(4) .......            281,349                0.3              25,868                0.4             0.3
David S. Fries(5) ..........            149,863                0.2              15,257                0.3             0.2
Michael A. Coke(6) .........            144,077                0.2               8,439                0.1             0.2
Douglas D. Abbey(7) ........          1,511,018                1.8             312,071                5.4             2.0
T. Robert Burke(8) .........          1,054,039                1.2             235,506                4.1             1.4
Daniel H. Case III(9) ......            109,250                0.1                  --                 --             0.1
David A. Cole(10) ..........             38,000                  *                  --                 --               *
Lynn M. Sedway(11) .........             59,402                  *                  --                 --               *
Jeffrey L. Skelton,
  Ph.D.(12) ................             49,202                  *                  --                 --               *
Thomas W. Tusher(11) .......             82,202                0.1                  --                 --               *
Caryl B. Welborn, Esq.(13)               64,202                  *                  --                 --               *
Cohen & Steers Capital
  Management, Inc.(14) .....          6,602,507                7.8                  --                 --             7.3
European Investors Inc.(15)           4,552,537                5.4                  --                 --             5.1
All Directors and
  Named Executive
  Officers as a group
  (13 persons)(16) .........          6,579,920                7.6           1,010,836               17.5             8.2
Allmerica ..................                 --                 --             559,628                9.7             0.6
Campanelli Companies .......                 --                 --             974,295               16.2             1.1
Holbrook W. Goodale ........                 --                 --             426,582                7.4             0.5
Charles R. Wichman .........                 --                 --             426,582                7.4             0.5
Frederick B. Wichman .......                 --                 --             426,582                7.4             0.5

----------

* Represents less than 0.1% of outstanding shares of Common Stock or limited partnership units, based on 84,222,341 shares of Common Stock and 5,789,248 limited partnership units outstanding as of March 20, 2001.

(1) Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111.

(2) Includes options to purchase up to 1,052,486 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(3) Includes options to purchase up to 120,400 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(4) Includes options to purchase up to 142,539 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(5) Includes options to purchase up to 95,680 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(6) Includes options to purchase up to 114,285 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(7) Includes options to purchase up to 314,491 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(8) Includes options to purchase up to 198,750 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(9) Includes options to purchase up to 56,250 shares of Common Stock, which are exercisable within 60 days of March 20, 2001. Pursuant to a Form 4 for January 1999, filed with the Securities and Exchange Commission, 10,000 shares are held by Mr. Case's wife and he has disclaimed beneficial ownership of these securities. In addition, 8,000 shares are held by certain relatives of Mr. Case and he has disclaimed beneficial ownership of these securities.

(10) Includes options to purchase up to 20,000 shares of Common Stock, which are exercisable within 60 days of March 20, 2001. Pursuant to a Form 4 for March 2001, 8,000 shares are held by Mr. Cole's children.

(11) Includes options to purchase up to 56,250 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(12) Includes options to purchase up to 47,250 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

(13) Includes options to purchase up to 56,250 shares of Common Stock, which are exercisable within 60 days of March 20, 2001. With respect to 5,952 shares, Ms. Welborn has shared voting power with her husband and, with respect to 7,952 shares, Ms. Welborn has shared investment power with her husband.

(14) Based upon information contained in a Schedule 13G, which was filed with the Securities and Exchange Commission on February 12, 2001. With respect to 2,107,207 shares, Cohen & Steers Capital Management, Inc. has shared voting power. The address of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017.

(15) Based upon information contained in a Schedule 13G, which was filed with the Securities and Exchange Commission on March 2, 2001. European Investors Inc. holds 1,068,027 shares of our Common Stock. With respect to 197,000 shares, European Investors Inc. has shared voting power and, with respect to 127,200 shares, European Investors Inc. has shared dispositive power. EII Realty Securities Inc., a wholly owned subsidiary of European Investors Inc., holds 3,484,510 shares of our Common Stock. With respect to 131,158 shares, EII Realty Securities Inc. has shared dispositive power. The address of European Investors Inc. and EII Realty Securities Inc. is 667 Madison Avenue, New York, New York 10021.

(16) Includes options to purchase up to 2,330,881 shares of Common Stock, which are exercisable within 60 days of March 20, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        We have engaged in the following transactions and relationships with certain of our executive officers, directors and persons who hold more than 5% of the outstanding shares of our Common Stock.

FORMATION TRANSACTIONS

        At the time of our initial public offering, 4,237,750 shares of our Common Stock, known as performance shares, were placed in escrow by certain of our investors, which were subject to advisory agreements with our predecessor that included incentive fee provisions. On January 7, 2000, 2,771,824 shares of our Common Stock were released from escrow to these investors and 1,465,926 shares of our Common Stock were returned to us and cancelled. The cancelled shares of Common Stock represent indirect interests in the AMB Property, L.P. that were reallocated from us (thereby decreasing the number of shares of Common Stock outstanding) to other unitholders, substantially all of whom had an ownership interest in our predecessor, including certain of our executive officers (thereby increasing the number of limited partnership units owned by partners other than us). The total number of outstanding limited partnership units did not change as a result of this reallocation. This reallocation did not change the amount of fully diluted shares of Common Stock and limited partnership units outstanding. In addition, AMB Investment Management has collected, on behalf of some of our executive officers who were principals in our predecessor, certain investment management fees paid in connection with certain of the properties contributed in our formation transactions. During the year ended December 31, 2000, AMB Investment Management paid approximately $2.1 million to these officers in respect of such investment management fees.

OTHER RELATED TRANSACTIONS

        Upon consummation of our initial public offering, the intercompany agreement between us and AMB Investments, Inc. was modified so that it applies only to the office space and certain office equipment leased by AMB Investments, Inc., which is used by us and AMB Investment Management, respectively, for fees equal to an allocation of AMB Investments, Inc.'s cost thereof. Pursuant to this agreement, we reimbursed AMB Investments, Inc. $1.4 million for occupancy costs in 2000. Under this agreement, certain entities that were affiliated with us prior to our initial public offering are continuing to use the name "AMB" pursuant to royalty-free license arrangements with us.

        In November 1997, we and AMB Investment Management entered into an agreement pursuant to which we agreed to provide to AMB Investment Management certain acquisition related services and agreed to share the services of, and certain employment obligations of, certain employees. During the year ended December 31, 2000, the total amount paid to us by AMB Investment Management for shared employees and other overhead costs was approximately $1.8 million.

        We have commercial and investment banking relationships with J.P. Morgan Chase & Co. and certain of its affiliates. The fees for these services are determined on an arms-length basis. Mr. Case, one of our directors, is the Chairman and Chief Executive Officer of J.P. Morgan H&Q, an affiliate of J.P. Morgan Chase & Co. CB Richard Ellis from time to time provides us with property management, leasing and investment sales services with respect to certain of our properties. In addition, CB Richard Ellis has entered into a one-year sublease with us for a portion of our former corporate headquarters. The annual rent for the space is approximately $1,025,000. The fees for these services and the sublease are determined on an arms-length basis. Ms. Sedway, one of our directors, is the President of the Sedway Group, a member of the CB Richard Ellis group of companies. The Board has determined, in its business judgment, that the relationships described in this paragraph do not interfere with Mr. Case's or Ms. Sedway's exercise of independent judgment and have deemed Mr. Case and Ms. Sedway to be independent directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other of our equity securities. Insiders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, during the year ended December 31, 2000, all of these executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

                                    AUDITORS

        Subject to its discretion to appoint alternative auditors if it deems such action appropriate, our Board of Directors has retained Arthur Andersen LLP as our auditors for 2001. The Board has been advised that Arthur Andersen LLP is independent with regard to us within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                              AVAILABLE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, or by way of the Securities and Exchange Commission's Internet address, http://www.sec.gov.

        We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the period ended December 31, 2000. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn:
Investor Relations, telephone (415) 394-9000.

                                  OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

March 30, 2001


                                         By Order of the Board of Directors,


                                         /s/ TAMRA D. BROWNE
                                         --------------------------------------
                                         TAMRA D. BROWNE
                                         Vice President,
                                         General Counsel and Secretary

                                                                       EXHIBIT A


                            AMB PROPERTY CORPORATION
                             Audit Committee Charter
                          Originally Adopted March 1999
                              Amended February 2001


I. PURPOSE

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and monitoring the independence and performance of the Company's independent auditors (hereafter called the "auditor").

II. COMPOSITION

- The Audit Committee, and its Chair, shall be appointed by the Board on the recommendation of the Nominating and Governance Committee.

- The Committee shall be composed of at least three, but no more than five, directors. Only independent directors may be members of the Audit Committee. Independence shall be defined according to the Bylaws of the Company, as well as the rules and regulations of the New York Stock Exchange.

- Each member of the Committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member must have accounting or related financial management expertise, as such qualifications are interpreted by the Board.

III. POWERS AND GENERAL RESPONSIBILITIES

The powers and general responsibilities of the Committee shall be as follows:

- The Committee shall meet four times per year, or more frequently if circumstances indicate. The Chair shall schedule and provide a written agenda in advance of all meetings. The Committee may ask members of management or others to attend its meetings and provide pertinent information. The Committee may meet in executive session or separately with the auditor and management, at such times as it considers appropriate.

- The Committee shall maintain minutes of its meetings and shall report its actions to the full Board with such recommendations as the Committee may deem appropriate.

- The Committee shall provide an open avenue of communication between the Board, management and the auditor.

- The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities and shall have authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

- The Committee shall have authority to retain independent counsel, accountants or others, at the Company's expense, to assist in the performance of any of its responsibilities.

- The Committee shall review and reassess annually the adequacy of its charter, and shall submit its charter to the Board annually so that the Board may affirm the adequacy of the Committee's charter.

- The Committee shall prepare for inclusion in the Company's annual proxy statement a report to stockholders as required by the Securities and Exchange Commission.

- The Committee shall perform such other functions assigned by law, the Company's organizational documents or Bylaws, or the Board.

The Committee is responsible for the duties set forth in this Charter, but is not responsible for planning or conducting audits, determining that the Company's financial statements are complete and accurate and have been prepared in accordance with accounting principles generally accepted in the United States, or monitoring the effectiveness of the Company's internal controls. This is the responsibility of management and the auditors. The Committee also is not responsible for ensuring compliance with laws and regulations or with the Company's code of ethical conduct. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing environments.

IV. SPECIFIC RESPONSIBILITIES

A. INTERNAL CONTROLS AND RISK ASSESSMENT

The Committee shall:

- Review with management and the auditor significant financial reporting risk exposures of the Company and the steps management has taken to monitor, control and manage such exposures.

- Review with management and the auditor the significant risks related to and the adequacy of the Company's internal controls, including management information systems and other information technology and security, and the adequacy of the accounting group.

B. ENGAGING THE AUDITOR

The Committee shall:

- Recommend for the Board's determination the selection, compensation, evaluation and any replacement of the auditors.

- Review the scope and approach of the audit plan with the auditor, including staffing and the reliance on management.

- Review the auditor's process of identifying and responding to key audit and internal control risks.

- Instruct the auditor to identify directly to the Committee any business or financial risks or exposure, any difficulties in performing its services, and any material disagreements with management, and review such issues.

- Review the independence of the auditor by discussing, at least annually, its relationships with the Company, and any other relationships that may adversely affect the independence of the auditor, and recommend to the Board any appropriate action in response thereto.

- Obtain and review a periodic analysis from the auditor on changes in accounting and financial reporting practices applicable to the industry generally and to the specific activities of the Company.

- Review fees and other significant compensation to be paid to the auditor.

In connection with these responsibilities, it is understood that the auditors are ultimately accountable to the Committee and the Board.

C. REVIEWING AUDITS AND FINANCIAL STATEMENTS

The Committee shall:

- Review with management and the auditor at the completion of the annual examination:

- Prior to their release, the Company's year-end earnings and annual financial statements, and any significant issues regarding accounting principles, practices and judgment; together with the existence of significant estimates and judgments underlying the financial statements (including the rationale behind those estimates) and details on material accruals and reserves.

- The auditor's judgments about the quality and appropriateness, not just the acceptability, of the Company's accounting principles and financial disclosures, including the consistency of the Company's policies and their application, the clarity and completeness of its financial statements and related disclosures, and the degree to which the Company's accounting principles and underlying estimates are aggressive or conservative.

        - Other matters related to the conduct of the audit that are to be communicated to the Committee under general accepted auditing standards, including SAS 61.

- Review with the auditor and, as appropriate, management, the quality and acceptability of the Company's quarterly financial results prior to their filing or distribution, including the impact of significant events, transactions and changes in accounting principles or other items required to be communicated by the auditor under SAS 61. The Chair may represent the entire Committee for purposes of this review.

- Review and assess with management and the auditor, at least quarterly, the effect of risks and related controls on the quality of the Company's quarterly and other financial reporting.

- Review significant findings at such times as they are prepared by the auditor, together with management's responses.

D. INTERNAL AUDITOR

The Company does not currently have an internal auditor but uses internal resources and the auditor to perform certain reviews of processes, internal controls and external financial reporting functions. The Committee may review, at its discretion, any reports issued as a result of this activity. Further, should a formal internal audit function be established, the Committee's charter will be modified as necessary to provide oversight over these activities.

E. COMPLIANCE WITH LAWS AND REGULATIONS

The Committee shall:

- At least annually, review with the Company's counsel the Company's process for determining risks from asserted and unasserted claims and from noncompliance with laws and regulations.

- At least annually, review with the Company's counsel any legal and regulatory matters that may have a significant impact on the Company's operations or financial statements, the Company's compliance with laws and regulations, and inquiries received from regulators.

F. CODE OF ETHICAL CONDUCT

The Committee shall:

- Review the Company's adoption of and processes for administering a code of ethical conduct.

- Annually review policies and practices as well as audit results with respect to officers' and directors' expense accounts and perquisites.

- Annually review a summary of director and officer related party transactions and potential conflicts of interest.

Dear Stockholder:


Please take note of the important information enclosed with this proxy. There are a number of issues related to our operations that require your immediate attention.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Maryland law.

Sincerely,

AMB Property Corporation


                                   DETACH HERE



--------------------------------------------------------------------------------

                                      PROXY

                            AMB PROPERTY CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of AMB Property Corporation acknowledges receipt of a copy of the Annual Report and the Proxy Statement, each dated March 30, 2001, and, revoking any proxy heretofore given, hereby appoints Hamid R. Moghadam, W. Blake Baird, Michael A. Coke and David S. Fries, and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of AMB Property Corporation held of record by the undersigned on March 20, 2001, at the Annual Meeting of Stockholders to be held on May 17, 2001, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE

VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



--------------------------------------------------------------------------------

VOTE BY TELEPHONE                                      VOTE BY INTERNET
It's fast, convenient, and immediate!                  It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone                   immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)



Follow these four easy steps:                          Follow these four easy steps:

1.  Read the accompanying Proxy Statement              1.  Read the accompanying Proxy Statement
    and Proxy Card.                                        and Proxy Card.

2.  Call the toll-free number                          2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).  For                  http://www.eproxyvote.com/amb
    stockholders residing outside the United
    States call collect on a touch-tone phone          3.  Enter your 14-digit Voter Control Number
    1-201-536-8073.                                        located on your Proxy Card above your name.
                                                       4.  Follow the instructions provided.

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!                                YOUR VOTE IS IMPORTANT!

Call 1-877-PRX-VOTE anytime!                           Go to http://www.eproxyvote.com/amb anytime!


    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.



--------------------------------------------------------------------------------

[X] Please mark votes as in this example.

1. Election of Directors

Nomineees:

        Hamid R. Moghadam, T. Robert Burke, W. Blake Baird, Daniel H. Case III, David A. Cole, Lynn M. Sedway, Jeffrey L. Skelton, Ph.D., Thomas W. Tusher, Caryl B. Welborn, Esq.


                              FOR                             WITHHELD

                             [  ]                               [  ]

[  ]
    --------------------------------------

        For all nominees except as noted above

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


I AM A STOCKHOLDER                               MARK HERE
100 MAIN STREET                                  FOR ADDRESS
ANYTOWN USA, 10000                               CHANGE AND  [ ]
                                                 NOTE AT LEFT

                                                 Please sign exactly as your
                                                 name appears hereon. Joint
                                                 owners should each sign.
                                                 Executors, administrators,
                                                 trustees, guardians or other
                                                 fiduciaries should give full
                                                 title as such. If signing for a
                                                 corporation, please sign in
                                                 full corporate name by a duly
                                                 authorized officer.

Signature:_________________________________  Date:_____________________________